EXHIBIT 99.1

FOR IMMEDIATE RELEASE April 28, 2023 F&M Bank Corp. OTCQX: FMBM	FOR MORE INFORMATION, CONTACT Lisa F. Campbell | EVP | Chief Financial Officer 540-896-1705 fmbankva.com

F&M Bank Corp. Reports First Quarter 2023

Results and Dividend

F&M Bank grows deposits in the first quarter, focuses on the future.

See associated, unaudited financials for additional information.

Timberville, VA / April 28, 2023 . . . F&M Bank Corp. (the “Company), (OTCQX: FMBM), the parent company of Farmers & Merchants Bank (“F&M Bank” or the “Bank”) today reported first quarter results for 2023.

Net income was $1.1 million or $0.30 per share for the quarter ended March 31, 2023, compared to $1.7 million or $0.49 per share for the linked quarter ended December 31, 2022, and compared to $2.5 million or $0.74 per share for the prior year quarter ended March 31, 2022.

At March 31, 2023, the Company had total assets of $1.25 billion, total loans of $756.9 million, and total deposits of $1.11 billion, compared to March 31, 2022 total assets of $1.24 million, total loans of $659.6 million, and total deposits of $1.11 billion.

“First quarter 2023 was an interesting one for the banking industry, as a whole,” said Mike Wilkerson, CEO of the Company and the Bank. “During this uncertain time, F&M Bank demonstrated the strength that comes from our traditional community banking model, solid core deposit base and nearly 115-year history in the Shenandoah Valley. In fact, our deposits grew during the quarter, a testament to our relationships in the communities we serve and our employees’ proactive outreach efforts to our customers.”

Just after first quarter 2023 ended, as Wilkerson was named CEO, Barton Black was named president of the Company and the Bank.

Wilkerson said, “Barton and I, along with everyone at F&M, are excited about the direction and the future of the Bank and know there will be much to share in the coming year. Already, we completed the system-wide installation of our smart ATMs during the first quarter and re-established our contract with Jack Henry, our core system provider, for their Silverlake platform, adding new service offerings in the process. We believe that our customers and the Bank will reap the benefits of these two technological accomplishments as we move forward.

“F&M Bank is fortunate to operate in the thriving communities of the Shenandoah Valley and have a stellar team of experienced leaders and exceptional employees. It’s a winning combination. While there is a lot to do, we are at work already, and will continue to be so.”

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FIRST QUARTER INCOME STATEMENT REVIEW

Overview

Net income for the first quarter of 2023 was $1.1 million or $0.30 per share, compared to $1.7 million or $0.49 per share for the linked quarter ended December 31, 2022, and $2.5 million or $0.74 per share for first quarter 2022. Interest income for the three months ended March 31, 2023, increased $872,000 over fourth quarter 2022 and $3.9 million over the prior year first quarter, due to higher loan volume and higher interest rates. Higher rates on interest bearing deposits, specifically money market accounts, coupled with interest paid on short-term borrowings, increased the Bank’s interest expense to $5.1 million for first quarter, up $1.8 million from fourth quarter 2022 and up $4.1 million over first quarter 2022.

During first quarter 2023, there was no provision for loan losses while a provision of $716,000 was recorded in the fourth quarter of 2022, and a recovery of loan losses of $450,000 recorded in first quarter 2022. Effective January 1, 2023, the Company adopted ASU 2022-02, “Financial Instruments – Credit Losses (Topic 326)” which changed the methodology used in the calculation of allowance for loan losses from the incurred loss method to the current expected credit loss model (“CECL”). As a result of the adoption, the Company recorded a one-time adjustment to increase the allowance for credit losses (“ACL”) of $777,000 and established a reserve for unfunded commitments of $749,000. The accounting standard requires the one-time adoption adjustment to be offset against retained earnings and any future adjustments to be charged to provision expense. At March 31, 2023, the ACL totaled $8.5 million or 1.13% of gross loans.

Net Interest Income

For first quarter 2023, net interest income totaled $7.8 million, a decrease of $921,000 from fourth quarter 2022, as a $872,000 increase in interest income was outpaced by a $1.8 million increase in interest expense due to higher funding rates, plus higher short-term debt average balances. As a result, the Bank’s net interest margin decreased by 28 basis points to 2.76%.

Compared to first quarter 2022, net interest income declined by $229,000 and our net interest margin decreased by 0.06%. Interest income and fees on loans were $3.3 million higher and income from cash and securities was $576,000 higher due to higher rates on variable rate loans, the $97.4 million in loan growth in 2022, and higher investment average balances due to purchases in 2021 and early 2022.

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Noninterest Income

Noninterest income totaled $1.9 million for first quarter 2023, which was an increase of $47,000 from the linked fourth quarter 2022 and a decrease of $599,000 from the first three months of 2022. The primary reason for the decrease in noninterest income from 2022 was a reduction of $509,000 in mortgage banking income. There were fewer mortgage loans sold on the secondary market due to an overall decrease in volume and, a shift in production from the 30-year fixed rate product to variable rate products which were retained in the Bank’s loan portfolio and will provide future interest income. The overall decline in mortgage banking activity also negatively impacted VSTitle income which declined by $225,000 from the first quarter of 2022 to the same quarter in 2023. These decreases were partially offset by increases of $82,000 in investment and insurance income and $64,000 in ATM and debit card interchange income.

Noninterest Expense

Noninterest expenses totaled $8.7 million in first quarter 2023, compared to $9.0 million in fourth quarter 2022 and $8.6 million in the first quarter of 2022. The year-over-year increases were spread over several categories of noninterest expenses including salary and employee benefits expense, professional fees, and data processing fees. The increase in salary expense included a one-time severance accrual.

FIRST QUARTER BALANCE SHEET REVIEW

On March 31, 2023, assets totaled $1.25 billion, an increase of $7.0 million over December 31, 2022. Total loans increased by $13.3 million during the quarter to $756.9 million, including increases of $7.6 million in 1-to-4 family variable rate mortgage loans and $6.1 million in dealer financing loans.

Investment securities decreased by $4.6 million due to paydowns on U.S. Agency mortgage-backed securities and the maturity of a $3.825 million municipal security. During the quarter, the unrealized loss on the bond portfolio improved by $3.4 million, improving the Company’s tangible common equity ratio from 5.13% at December 31, 2022, to 5.26% at March 31, 2023.

Total deposits on March 31, 2023, were $1.11 billion, an increase of $21.9 million from the end of 2022, as the Bank was able to attract deposits by offering higher rates on money market and time deposit accounts and opening insured cash sweep (“ICS”) accounts for new and existing customers. The additional deposits allowed us to reduce Federal Home Loan Bank (“FHLB”) advances by $15.0 million. At March 31, 2023, 11.45% of the Company’s total deposits were uninsured deposits.

Stockholders’ equity increased by $1.8 million during the quarter to $72.6 million due to improvement in accumulated other comprehensive income associated with the unrealized loss on available for sale investment securities of $2.4 million and net income of $1.1 million, partially offset by the $1.5 million adjustment upon the adoption of CECL. Tangible book value per common share improved to $19.93 from $19.56 at December 31, 2022.

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Liquidity

The Company’s on-balance sheet liquidity includes cash and cash equivalents, unpledged investment securities and loans held for sale, which totaled $431.5 million at March 31, 2023, down slightly from $439.9 million at December 31, 2022.

The Company also has access to off-balance sheet liquidity through unsecured Federal funds lines totaling $75.0 million at March 31, 2023, and $90.0 million at December 31, 2022. The Bank also has a secured line of credit from with the Federal Home Loan Bank (“FHLB”) with available credit of $91.1 million and $39.1 million as of March 31, 2023, and December 31, 2022, respectively. The FHLB line of credit is secured by a blanket lien on qualifying loans in the residential, commercial, agricultural real estate, and home equity portfolios.

In March 2023, the Board of Governors of the Federal Reserve System established the Bank Term Funding Program (“BTFP”) to provide any U.S. federally insured depository institution, including the Bank, with a line of credit equal to the par value of securities pledged to the BTFP. Advances from the BTFP may be requested by the Bank for up to one year until March 31, 2024. The Bank did not pledge securities to, or borrow from, the BTFP during first quarter 2023.

Asset Quality and Allowance for Credit Losses

Nonperforming assets (“NPAs”) as a percentage of total assets was 0.14% at March 31, 2023, slightly lower than the 0.18% at December 31, 2022, and lower than 0.39% at March 31, 2022. Net charge-offs for the quarter totaled $167,000, down $126,000 over the linked fourth quarter 2022 and up $259,000 over first quarter 2022.

The ACL was $8.5 million at March 31, 2023, up $610,000 from December 31, 2022, and $1.2 million higher than March 31, 2022. The ACL as a percentage of total loans was 1.13%, higher than the 1.07% reported at December 31, 2022, and the 1.12% at March 31, 2022. The increase in the ACL is due to the adoption of CECL on January 1, 2023.

Dividend Declaration

On April 26, 2023, our Board of Directors declared a first quarter dividend of $0.26 per share to common stockholders. Based on our most recent trade price of $21.90 per share, this constitutes a 4.75% yield on an annualized basis. The dividend will be paid on May 30, 2023, to stockholders of record as of May 15, 2023.

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ABOUT US

F&M Bank Corp. is an independent, locally owned, financial holding company, offering a full range of financial services through our subsidiary, Farmers & Merchants Bank’s (F&M Bank) thirteen banking offices in Rockingham, Shenandoah, and Augusta counties, Virginia, and the city of Winchester, Virginia. The Company also holds F&M Mortgage, a mortgage lending subsidiary, and VSTitle, our title company subsidiary. Founded in 1908 as a community venture to serve the farmers and merchants of the Shenandoah Valley, where both the Company and the Bank are headquartered, F&M Bank remains more committed than ever to the success of the agricultural industry, small business ventures, and the nonprofit sector. The only publicly traded organization based in Rockingham County, the Company’s core values of enthusiasm, flexibility, responsiveness, community, and fun drive its corporate philanthropy, volunteerism, and local decision-making. With a strong suite of financial products and services, philanthropic efforts totaling over $300,000 annually, and a team dedicated to serving, our responsibility is to provide a bright future right here where we all live, work, and play. Additional information may be found by visiting our website, fmbankva.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” as defined by federal securities laws, which are subject to significant risks and uncertainties. These include statements regarding future plans, strategies, results, or expectations that are not historical facts, and are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “will,” “estimate,” “project” or similar expressions. These statements are based on estimates and assumptions, and our ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Our actual results could differ materially from those contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in local and national economies, or market conditions; changes in interest rates; regulations and accounting principles; changes in policies or guidelines; loan demand and asset quality, including values of real estate and other collateral; deposit flow; the impact of competition from traditional or new sources; and the other factors detailed in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2022. Readers should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.

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